Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Reports 2024 Fourth Quarter Financial Results and Record Full Year Revenues of $19.9 billion
•Current quarter diluted earnings per common share from continuing operations of $7.08 and current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) of $10.02
•Full year all-time record retail new and used vehicle units sold of 413,364, a 13.8% increase over the comparable prior year period
•Gross profit of $879.2 million from total revenues of $5.5 billion, both quarterly records, and a 20.3% and 23.8% increase, respectively, over the comparable prior year period
HOUSTON, TX, January 29, 2025 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 259 dealerships located in the U.S. and U.K., today reported financial results for the fourth quarter of 2024 (“current quarter”) and full year 2024 (“current year”).
“Our U.S. team continues to execute at a high level. Our parts and service revenue growth of 12.2% was the best quarter in the last four quarters. SG&A leverage was outstanding, and our new vehicle PRUs were up sequentially on a U.S. as reported basis. Also, we are realizing the benefits of some exceptional acquisitions and prudent divestitures. Over the last year, because of our excellent relationships with our OEM partners, we’ve added great brands like Lexus, Honda, Mercedes-Benz, and Toyota in some great U.S. markets,” said Daryl Kenningham, Group 1’s President and Chief Executive Officer.
“Our U.K. team is better positioned today than at any time in our history, with exceptional brand partners and a portfolio of dealerships that provide us geographic diversification across a broader U.K. market,” said Daryl Kenningham. “Our ongoing restructuring actions to integrate Inchcape Retail stores which began in the fourth quarter of 2024 will ultimately position us to capture the full value of this acquisition.”
Reconciliations for financial results, non-GAAP metrics, and diluted earnings per common share between continuing and discontinued operations are included in the accompanying financial tables.
Current Quarter Results Overview
•Total revenues for the current quarter were $5.5 billion, a 23.8% increase compared to $4.5 billion for the fourth quarter of 2023 (“prior year quarter”).
•Net income from continuing operations for the current quarter was $94.6 million, a 13.1% decrease compared to $108.8 million for the prior year quarter.
•Current quarter adjusted net income from continuing operations (a non-GAAP measure) was $133.9 million, a 2.1% increase compared to $131.2 million for the prior year quarter. Net income from continuing operations for the current quarter included impairment charges of $33.0 million primarily attributable to franchise rights intangible assets for four dealerships in the U.S.
•Current quarter diluted earnings per common share from continuing operations was $7.08, a 10.1% decrease compared to $7.87 for the prior year quarter. Current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $10.02, a 5.5% increase compared to $9.50 for the prior year quarter.

Fourth Quarter 2024 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	4Q24	Change	4Q24	Change
Total revenues	$5.5B	+23.8%	$4.7B	+6.8%
Total gross profit (“GP”)	$879.2M	+20.3%	$743.1M	+4.5%
NV units sold	57,939	+26.4%	47,354	+6.0%
NV GP per retail unit (“PRU”)	$3,540	(12.0)%	$3,486	(13.6)%
Used vehicle (“UV”) retail units sold	55,337	+23.9%	44,926	+3.5%
UV retail GP PRU	$1,433	(0.1)%	$1,434	0.0%
Parts & service (“P&S”) GP	$370.9M	+23.9%	$312.6M	+7.6%
P&S Gross Margin (“GM”)	54.5%	(0.4)%	54.2%	(0.6)%
Finance and Insurance (“F&I”) revenues	$225.5M	+20.5%	$201.9M	+10.9%
F&I GP PRU	$1,991	(3.7)%	$2,188	+5.9%
Selling, General and Administrative (“SG&A”) expenses as a % of GP	69.9%	+316 bps	67.2%	+36 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	70.1%	+362 bps	67.0%	+78 bps
Full Year 2024 Results Overview
•Current year total revenues were a record $19.9 billion, an 11.5% increase compared to $17.9 billion for the full year 2023 (“prior year”).
•Current year net income from continuing operations was $497.0 million, a 17.4% decrease compared to $602.0 million for the prior year. Current year adjusted net income from continuing operations (a non-GAAP measure) was $530.6 million, a 14.9% decrease compared to $623.3 million for the prior year.
•Current year diluted earnings per common share from continuing operations was $36.72, a 14.1% decrease compared to $42.75 for the prior year. Current year adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $39.21, an 11.4% decrease compared to $44.27 for the prior year.

Full Year 2024 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	FY24	Change	FY24	Change
Total revenues	$19.9B	+11.5%	$17.6B	+2.0%
Total GP	$3.2B	+7.3%	$2.9B	(1.4)%
NV units sold	203,677	+16.0%	175,397	3.1%
NV GP PRU	$3,525	(19.3)%	$3,520	(19.7)%
UV retail units sold	209,687	+11.7%	185,494	+2.5%
UV retail GP PRU	$1,574	(1.9)%	$1,563	(2.9)%
P&S GP	$1.4B	+12.6%	$1.2B	+4.5%
P&S GM	54.9%	+0.3%	54.5%	(0.1)%
F&I revenues	$828.7M	+11.7%	$753.2M	+5.1%
F&I GP PRU	$2,005	(1.9)%	$2,087	+2.2%
SG&A expenses as a % of GP	67.2%	+344 bps	68.1%	+391 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	67.9%	+372 bps	66.9%	+305 bps

U.K. Update
The previously announced consummation of the Inchcape Retail acquisition in the third quarter of 2024, added 54 dealerships in key hubs such as the Midlands, the Northwest of England, and Wales. The added scale and geographic diversification, combined with a great portfolio of brand partners, will enable us to better meet the demands of U.K. consumers. Integration activities began immediately, including the initiation of a U.K. wide restructuring plan during the current quarter consisting of workforce realignment, strategic closing of certain facilities and systems integrations. In the current quarter, we made significant progress in the conversion of the legacy Inchcape dealer management system (“DMS”) to our existing U.K. DMS. This conversion hampered our operations for a period of time as we completed the in-store conversions. As a result of these restructuring and integration actions, the Company recognized $16.7 million in restructuring charges in the current quarter. We expect a significant number of restructuring activities to be completed by the end of the first quarter of 2025.
Corporate Development
In October 2024, the Company acquired a BMW/MINI dealership located in the U.K. This acquisition is expected to generate approximately $125.0 million in annual revenues.
During the current year, the Company has successfully acquired and integrated dealership operations with total expected annual revenues of approximately $3.9 billion. We remain focused on quickly and efficiently integrating our acquisitions into our existing operations to drive incremental value creation for shareholders.
Share Repurchases
During the current quarter, the Company repurchased 80,300 shares at an average price per common share of $398.30, for a total of $32.0 million, excluding excise taxes of $0.3 million.
During the current year, the Company repurchased 518,465 shares, representing approximately 3.8% of the Company’s outstanding common shares at January 1 of the current year, at an average price per common share of $311.67, for a total of $161.6 million, excluding excise taxes of $1.4 million.
As of December 31, 2024, the Company had an aggregate 13.3 million outstanding common shares and unvested restricted stock awards. As of December 31, 2024, the Company had $476.1 million remaining on its Board authorized common share repurchase program.
Future repurchases may be made from time to time, based on market conditions, legal requirements, and other corporate considerations, in the open market or in privately negotiated transactions, and subject to Board approval and covenant restrictions.
Fourth Quarter and Full Year 2024 Earnings Conference Call Details
Group 1’s senior management will host a conference call today at 10:00 a.m. ET to discuss the fourth quarter and full year 2024 financial results. The conference call will be simulcast live on the Internet at group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 1-888-317-6003
International: 1-412-317-6061
Passcode:     2497585
A telephonic replay will be available following the call through February 5, 2025, by dialing:
Domestic: 1-877-344-7529
International: 1-412-317-0088
Replay Code:    5939241
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 259 automotive dealerships, 331 franchises, and 39 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.
FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, including any changes thereto relating to the U.S. presidential transition (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions, on a timely basis, if at all and the risks associated therewith, (h) our ability to successfully integrate recent and future acquisitions and realize the expected benefits from consummated acquisitions, (i) foreign exchange controls and currency fluctuations, (j) the armed conflicts in Ukraine and the Middle East, (k) the impacts of sustained levels of inflation and potential changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences, (l) our ability to maintain sufficient liquidity to operate, (m) a material failure in or breach of our vendors’ information technology systems and other cybersecurity incidents, and (n) the receipt of any insurance or other recoveries. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes and snow storms, and employment compensation costs associated with the cybersecurity incident recently experienced by third-party software provider, CDK Global LLC.. Because these non-core charges and gains materially affect the Company's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,
	2024	2023	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$2,858.0	$2,311.2	$546.9	23.7%
Used vehicle retail sales	1,653.4	1,334.5	318.9	23.9%
Used vehicle wholesale sales	128.9	102.3	26.6	26.0%
Parts and service sales	680.2	545.0	135.2	24.8%
Finance, insurance and other, net	225.5	187.1	38.4	20.5%
Total revenues	5,546.0	4,480.0	1,066.0	23.8%
COST OF SALES:
New vehicle retail sales	2,652.9	2,126.7	526.2	24.7%
Used vehicle retail sales	1,574.1	1,270.4	303.7	23.9%
Used vehicle wholesale sales	130.5	106.6	23.9	22.5%
Parts and service sales	309.3	245.7	63.6	25.9%
Total cost of sales	4,666.8	3,749.4	917.4	24.5%
GROSS PROFIT	879.2	730.6	148.6	20.3%
Selling, general and administrative expenses	614.3	487.4	126.9	26.0%
Depreciation and amortization expense	31.5	23.4	8.2	34.9%
Asset impairments	33.0	25.1	7.8	31.2%
Restructuring charges	16.7	—	16.7	100.0%
Other operating (income) expense	(10.0)	—	(10.0)	(100.0)%
INCOME FROM OPERATIONS	193.7	194.7	(1.0)	(0.5)%
Floorplan interest expense	32.2	19.4	12.9	66.4%
Other interest expense, net	38.8	27.7	11.1	40.2%
Other expense	—	2.2	(2.2)	(98.5)%
INCOME BEFORE INCOME TAXES	122.6	145.4	(22.8)	(15.7)%
Provision for income taxes	28.0	36.6	(8.6)	(23.5)%
Net income from continuing operations	94.6	108.8	(14.2)	(13.1)%
Net income (loss) from discontinued operations	0.2	—	0.3	562.4%
NET INCOME	$94.8	$108.8	$(13.9)	(12.8)%
Less: Earnings allocated to participating securities	1.9	2.6	(0.7)	(27.2)%
Net income available to diluted common shares	$92.9	$106.2	$(13.2)	(12.5)%
Diluted earnings per share from continuing operations	$7.08	$7.87	$(0.80)	(10.1)%
Diluted earnings (loss) per share from discontinued operations	$0.02	$—	$0.02	578.1%
DILUTED EARNINGS PER SHARE	$7.09	$7.87	$(0.78)	(9.9)%
Weighted average dilutive common shares outstanding	13.1	13.5	(0.4)	(2.9)%
Weighted average participating securities	0.3	0.3	(0.1)	(19.3)%
Total weighted average shares	13.4	13.8	(0.5)	(3.3)%
Effective tax rate on continuing operations	22.9%	25.2%	(2.3)%

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Years Ended December 31,
	2024	2023	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$9,972.4	$8,774.6	$1,197.8	13.7%
Used vehicle retail sales	6,179.9	5,693.5	486.3	8.5%
Used vehicle wholesale sales	462.4	441.4	21.0	4.7%
Parts and service sales	2,491.0	2,222.3	268.7	12.1%
Finance, insurance and other, net	828.7	741.9	86.8	11.7%
Total revenues	19,934.3	17,873.7	2,060.6	11.5%
COST OF SALES:
New vehicle retail sales	9,254.5	8,007.6	1,246.9	15.6%
Used vehicle retail sales	5,849.9	5,392.6	457.3	8.5%
Used vehicle wholesale sales	465.7	445.2	20.5	4.6%
Parts and service sales	1,123.2	1,008.0	115.2	11.4%
Total cost of sales	16,693.3	14,853.4	1,839.9	12.4%
GROSS PROFIT	3,241.0	3,020.3	220.7	7.3%
Selling, general and administrative expenses	2,179.2	1,926.8	252.4	13.1%
Depreciation and amortization expense	113.1	92.0	21.1	22.9%
Asset impairments	33.0	32.9	0.1	0.3%
Restructuring charges	16.7	—	16.7	100.0%
Other operating (income) expense	(10.0)	—	(10.0)	(100.0)%
INCOME FROM OPERATIONS	909.1	968.6	(59.6)	(6.1)%
Floorplan interest expense	108.5	64.1	44.4	69.3%
Other interest expense, net	141.3	99.8	41.5	41.6%
Other expense	0.7	4.5	(3.8)	(83.7)%
INCOME BEFORE INCOME TAXES	658.5	800.2	(141.7)	(17.7)%
Provision for income taxes	161.5	198.2	(36.7)	(18.5)%
Net income from continuing operations	497.0	602.0	(105.0)	(17.4)%
Net income (loss) from discontinued operations	1.2	(0.4)	1.5	425.1%
NET INCOME	$498.1	$601.6	$(103.5)	(17.2)%
Less: Earnings allocated to participating securities	10.5	14.8	(4.3)	(29.2)%
Net income available to diluted common shares	$487.7	$586.9	$(99.2)	(16.9)%
Diluted earnings per share from continuing operations	$36.72	$42.75	$(6.03)	(14.1)%
Diluted earnings (loss) per share from discontinued operations	$0.09	$(0.03)	$0.11	438.2%
DILUTED EARNINGS PER SHARE	$36.81	$42.73	$(5.92)	(13.9)%
Weighted average dilutive common shares outstanding	13.2	13.7	(0.5)	(3.5)%
Weighted average participating securities	0.3	0.3	(0.1)	(17.8)%
Total weighted average shares	13.5	14.1	(0.5)	(3.9)%
Effective tax rate on continuing operations	24.5%	24.8%	(0.2)%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

	December 31, 2024	December 31, 2023	Increase/(Decrease)	% Change
SELECTED BALANCE SHEET INFORMATION:
(In millions)
Cash and cash equivalents	$34.4	$57.2	$(22.8)	(39.9)%
Inventories, net	$2,636.8	$1,963.4	$673.4	34.3%
Floorplan notes payable, net (1)	$2,022.1	$1,565.4	$456.6	29.2%
Total debt	$2,913.1	$2,098.8	$814.4	38.8%
Total equity	$2,974.3	$2,674.4	$299.9	11.2%
(1) Amounts are net of offset accounts of $288.2 and $275.2, respectively.

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
United States	74.8%	83.3%	77.4%	81.3%
United Kingdom	25.2%	16.7%	22.6%	18.7%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Lexus	24.2%	26.7%	24.9%	24.0%
Volkswagen/Audi/Porsche/SEAT/SKODA	13.4%	13.4%	14.2%	15.2%
BMW/MINI	14.1%	12.8%	11.6%	11.8%
Honda/Acura	8.6%	7.3%	9.2%	7.5%
Chevrolet/GMC/Buick	9.0%	9.3%	9.1%	9.0%
Mercedes-Benz/Sprinter	9.1%	6.0%	7.5%	6.2%
Ford/Lincoln	6.9%	6.9%	7.0%	7.5%
Hyundai/Kia/Genesis	4.8%	5.1%	5.4%	5.2%
Subaru	3.0%	3.3%	3.2%	2.9%
Nissan	1.9%	2.9%	2.2%	3.6%
Chrysler/Dodge/Jeep/RAM	1.7%	3.1%	2.1%	3.7%
Jaguar/Land Rover	2.0%	1.6%	2.0%	1.7%
Mazda	1.0%	1.3%	1.2%	1.2%
Other	0.2%	0.3%	0.2%	0.3%
	100.0%	100.0%	100.0%	100.0%

	December 31, 2024	December 31, 2023
DAYS’ SUPPLY IN INVENTORY (1):
Consolidated
New vehicle inventory	44	37
Used vehicle inventory	39	35
U.S.
New vehicle inventory	43	36
Used vehicle inventory	29	29
U.K.
New vehicle inventory	45	48
Used vehicle inventory	67	58
(1) Days’ supply in inventory is calculated based on inventory unit levels and 30-day total unit sales volumes, both at the end of each reporting period.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2024	2023	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,858.0	$2,311.2	$546.9	23.7%	$18.6	22.9%
Used vehicle retail sales	1,653.4	1,334.5	318.9	23.9%	17.8	22.6%
Used vehicle wholesale sales	128.9	102.3	26.6	26.0%	1.6	24.4%
Total used	1,782.3	1,436.8	345.5	24.0%	19.4	22.7%
Parts and service sales	680.2	545.0	135.2	24.8%	5.0	23.9%
F&I, net	225.5	187.1	38.4	20.5%	1.0	20.0%
Total revenues	$5,546.0	$4,480.0	$1,066.0	23.8%	$44.0	22.8%
Gross profit:
New vehicle retail sales	$205.1	$184.5	$20.7	11.2%	$1.4	10.5%
Used vehicle retail sales	79.3	64.1	15.2	23.8%	0.9	22.4%
Used vehicle wholesale sales	(1.7)	(4.3)	2.6	61.4%	—	62.2%
Total used	77.6	59.8	17.9	29.9%	0.8	28.5%
Parts and service sales	370.9	299.3	71.6	23.9%	2.7	23.0%
F&I, net	225.5	187.1	38.4	20.5%	1.0	20.0%
Total gross profit	$879.2	$730.6	$148.6	20.3%	$5.9	19.5%
Gross margin:
New vehicle retail sales	7.2%	8.0%	(0.8)%
Used vehicle retail sales	4.8%	4.8%	—%
Used vehicle wholesale sales	(1.3)%	(4.2)%	2.9%
Total used	4.4%	4.2%	0.2%
Parts and service sales	54.5%	54.9%	(0.4)%
Total gross margin	15.9%	16.3%	(0.5)%
Units sold:
Retail new vehicles sold (1)	57,939	45,827	12,112	26.4%
Retail used vehicles sold	55,337	44,656	10,681	23.9%
Wholesale used vehicles sold	14,733	11,156	3,577	32.1%
Total used	70,070	55,812	14,258	25.5%
Average sales price per unit sold:
New vehicle retail (1)	$51,106	$50,760	$347	0.7%	$330	—%
Used vehicle retail	$29,879	$29,884	$(5)	—%	$322	(1.1)%
Gross profit per unit sold:
New vehicle retail sales	$3,540	$4,025	$(485)	(12.0)%	$24	(12.6)%
Used vehicle retail sales	$1,433	$1,434	$(2)	(0.1)%	$16	(1.2)%
Used vehicle wholesale sales	$(113)	$(386)	$273	70.7%	$(2)	71.4%
Total used	$1,108	$1,071	$37	3.5%	$12	2.3%
F&I PRU	$1,991	$2,068	$(77)	(3.7)%	$9	(4.1)%
Other:
SG&A expenses	$614.3	$487.4	$126.9	26.0%	$5.5	24.9%
Adjusted SG&A expenses (2)	$616.3	$485.7	$130.6	26.9%	$5.3	25.8%
SG&A as % gross profit	69.9%	66.7%	3.2%
Adjusted SG&A as % gross profit (2)	70.1%	66.5%	3.6%
Operating margin %	3.6%	4.3%	(0.7)%
Adjusted operating margin % (2)	4.2%	5.0%	(0.7)%
Pretax margin %	2.2%	3.2%	(1.0)%
Adjusted pretax margin % (2)	3.1%	3.9%	(0.7)%
Floorplan expense:
Floorplan interest expense	$32.2	$19.4	$12.9	66.4%	$0.2	65.2%
Less: Floorplan assistance (3)	25.0	19.3	5.7	29.3%	—	29.1%
Net floorplan expense	$7.2	$—	$7.2		$0.2
(1) Retail new vehicle units sold include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2024	2023	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$9,972.4	$8,774.6	$1,197.8	13.7%	$59.6	13.0%
Used vehicle retail sales	6,179.9	5,693.5	486.3	8.5%	49.9	7.7%
Used vehicle wholesale sales	462.4	441.4	21.0	4.7%	4.1	3.8%
Total used	6,642.3	6,135.0	507.3	8.3%	54.0	7.4%
Parts and service sales	2,491.0	2,222.3	268.7	12.1%	13.6	11.5%
F&I, net	828.7	741.9	86.8	11.7%	3.0	11.3%
Total revenues	$19,934.3	$17,873.7	$2,060.6	11.5%	$130.1	10.8%
Gross profit:
New vehicle retail sales	$717.9	$767.0	$(49.1)	(6.4)%	$4.7	(7.0)%
Used vehicle retail sales	330.0	300.9	29.1	9.7%	2.5	8.8%
Used vehicle wholesale sales	(3.3)	(3.8)	0.5	12.7%	(0.1)	15.4%
Total used	326.7	297.2	29.6	9.9%	2.4	9.1%
Parts and service sales	1,367.7	1,214.2	153.5	12.6%	7.7	12.0%
F&I, net	828.7	741.9	86.8	11.7%	3.0	11.3%
Total gross profit	$3,241.0	$3,020.3	$220.7	7.3%	$17.9	6.7%
Gross margin:
New vehicle retail sales	7.2%	8.7%	(1.5)%
Used vehicle retail sales	5.3%	5.3%	0.1%
Used vehicle wholesale sales	(0.7)%	(0.9)%	0.1%
Total used	4.9%	4.8%	0.1%
Parts and service sales	54.9%	54.6%	0.3%
Total gross margin	16.3%	16.9%	(0.6)%
Units sold:
Retail new vehicles sold (1)	203,677	175,566	28,111	16.0%
Retail used vehicles sold	209,687	187,656	22,031	11.7%
Wholesale used vehicles sold	52,600	43,763	8,837	20.2%
Total used	262,287	231,419	30,868	13.3%
Average sales price per unit sold:
New vehicle retail (1)	$49,817	$50,325	$(508)	(1.0)%	$296	(1.6)%
Used vehicle retail	$29,472	$30,340	$(868)	(2.9)%	$238	(3.6)%
Gross profit per unit sold:
New vehicle retail sales	$3,525	$4,369	$(844)	(19.3)%	$23	(19.9)%
Used vehicle retail sales	$1,574	$1,604	$(30)	(1.9)%	$12	(2.6)%
Used vehicle wholesale sales	$(63)	$(86)	$24	27.4%	$(2)	29.7%
Total used	$1,246	$1,284	$(38)	(3.0)%	$9	(3.7)%
F&I PRU	$2,005	$2,043	$(38)	(1.9)%	$7	(2.2)%
Other:
SG&A expenses	$2,179.2	$1,926.8	$252.4	13.1%	$14.6	12.3%
Adjusted SG&A expenses (2)	$2,200.5	$1,938.4	$262.1	13.5%	$14.2	12.8%
SG&A as % gross profit	67.2%	63.8%	3.4%
Adjusted SG&A as % gross profit (2)	67.9%	64.2%	3.7%
Operating margin %	4.6%	5.4%	(0.8)%
Adjusted operating margin % (2)	4.7%	5.5%	(0.9)%
Pretax margin %	3.3%	4.5%	(1.2)%
Adjusted pretax margin % (2)	3.5%	4.6%	(1.1)%
Floorplan expense:
Floorplan interest expense	$108.5	$64.1	$44.4	69.3%	$0.6	68.4%
Less: Floorplan assistance (3)	88.4	71.2	17.2	24.2%	0.1	24.1%
Net floorplan expense	$20.1	$(7.1)	$27.2		$0.5
(1) Retail new vehicle units sold include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2024	2023	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$2,283.9	$1,989.3	$294.6	14.8%
Used vehicle retail sales	1,140.9	1,065.2	75.7	7.1%
Used vehicle wholesale sales	82.6	72.2	10.5	14.5%
Total used	1,223.5	1,137.4	86.2	7.6%
Parts and service sales	531.7	473.9	57.8	12.2%
F&I, net	195.7	172.0	23.7	13.8%
Total revenues	$4,234.8	$3,772.5	$462.3	12.3%
Gross profit:
New vehicle retail sales	$155.5	$156.4	$(0.9)	(0.6)%
Used vehicle retail sales	55.5	53.3	2.3	4.3%
Used vehicle wholesale sales	0.6	(0.5)	1.0	NM
Total used	56.1	52.8	3.3	6.3%
Parts and service sales	288.6	259.0	29.6	11.4%
F&I, net	195.7	172.0	23.7	13.8%
Total gross profit	$695.9	$640.2	$55.7	8.7%
Gross margin:
New vehicle retail sales	6.8%	7.9%	(1.1)%
Used vehicle retail sales	4.9%	5.0%	(0.1)%
Used vehicle wholesale sales	0.7%	(0.6)%	1.3%
Total used	4.6%	4.6%	(0.1)%
Parts and service sales	54.3%	54.7%	(0.4)%
Total gross margin	16.4%	17.0%	(0.5)%
Units sold:
Retail new vehicles sold	43,348	38,152	5,196	13.6%
Retail used vehicles sold	37,699	35,195	2,504	7.1%
Wholesale used vehicles sold	9,594	8,160	1,434	17.6%
Total used	47,293	43,355	3,938	9.1%
Average sales price per unit sold:
New vehicle retail	$52,688	$52,141	$547	1.0%
Used vehicle retail	$30,264	$30,266	$(2)	—%
Gross profit per unit sold:
New vehicle retail sales	$3,587	$4,099	$(512)	(12.5)%
Used vehicle retail sales	$1,473	$1,513	$(40)	(2.6)%
Used vehicle wholesale sales	$58	$(57)	$116	NM
Total used	$1,186	$1,218	$(31)	(2.6)%
F&I PRU	$2,415	$2,345	$70	3.0%
Other:
SG&A expenses	$446.1	$413.1	$33.0	8.0%
Adjusted SG&A expenses (1)	$449.5	$408.7	$40.8	10.0%
SG&A as % gross profit	64.1%	64.5%	(0.4)%
Adjusted SG&A as % gross profit (1)	64.6%	63.8%	0.8%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2024	2023	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$8,110.1	$7,433.6	$676.6	9.1%
Used vehicle retail sales	4,550.7	4,458.7	92.0	2.1%
Used vehicle wholesale sales	323..8	314.4	9.4	3.0%
Total used	4,874.5	4,773.1	101.4	2.1%
Parts and service sales	2,052.7	1,933.3	119.4	6.2%
F&I, net	735.6	674.3	61.3	9.1%
Total revenues	$15,772.9	$14,814.2	$958.7	6.5%
Gross profit:
New vehicle retail sales	$571.8	$646.1	$(74.3)	(11.5)%
Used vehicle retail sales	249.2	240.8	8.5	3.5%
Used vehicle wholesale sales	4.5	2.6	2.0	76.7%
Total used	253.7	243.3	10.4	4.3%
Parts and service sales	1,119.7	1,046.4	73.3	7.0%
F&I, net	735.6	674.3	61.3	9.1%
Total gross profit	$2,680.9	$2,610.1	$70.7	2.7%
Gross margin:
New vehicle retail sales	7.1%	8.7%	(1.6)%
Used vehicle retail sales	5.5%	5.4%	0.1%
Used vehicle wholesale sales	1.4%	0.8%	0.6%
Total used	5.2%	5.1%	0.1%
Parts and service sales	54.5%	54.1%	0.4%
Total gross margin	17.0%	17.6%	(0.6)%
Units sold:
Retail new vehicles sold	157,662	142,809	14,853	10.4%
Retail used vehicles sold	152,970	145,617	7,353	5.0%
Wholesale used vehicles sold	37,223	31,456	5,767	18.3%
Total used	190,193	177,073	13,120	7.4%
Average sales price per unit sold:
New vehicle retail	$51,440	$52,052	$(613)	(1.2)%
Used vehicle retail	$29,749	$30,619	$(871)	(2.8)%
Gross profit per unit sold:
New vehicle retail sales	$3,627	$4,524	$(897)	(19.8)%
Used vehicle retail sales	$1,629	$1,653	$(24)	(1.5)%
Used vehicle wholesale sales	$121	$81	$40	49.3%
Total used	$1,334	$1,374	$(40)	(2.9)%
F&I PRU	$2,368	$2,338	$30	1.3%
Other:
SG&A expenses	$1,704.0	$1,622.9	$81.1	5.0%
Adjusted SG&A expenses (1)	$1,735.8	$1,630.8	$105.0	6.4%
SG&A as % gross profit	63.6%	62.2%	1.4%
Adjusted SG&A as % gross profit (1)	64.7%	62.5%	2.3%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2024	2023	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$574.1	$321.9	$252.3	78.4%	$18.6	72.6%
Used vehicle retail sales	512.5	269.3	243.2	90.3%	17.8	83.7%
Used vehicle wholesale sales	46.3	30.1	16.1	53.6%	1.6	48.3%
Total used	558.7	299.4	259.3	86.6%	19.4	80.1%
Parts and service sales	148.5	71.1	77.4	108.9%	5.0	101.9%
F&I, net	29.8	15.2	14.7	96.8%	1.0	90.2%
Total revenues	$1,311.2	$707.5	$603.7	85.3%	$44.0	79.1%
Gross profit:
New vehicle retail sales	$49.6	$28.1	$21.6	76.9%	$1.4	72.1%
Used vehicle retail sales	23.7	10.8	12.9	119.8%	0.9	111.7%
Used vehicle wholesale sales	(2.2)	(3.8)	1.6	42.0%	—	43.0%
Total used	21.5	7.0	14.5	208.9%	0.8	196.9%
Parts and service sales	82.3	40.3	42.0	104.4%	2.7	97.5%
F&I, net	29.8	15.2	14.7	96.8%	1.0	90.2%
Total gross profit	$183.3	$90.5	$92.8	102.6%	$5.9	96.1%
Gross margin:
New vehicle retail sales	8.6%	8.7%	(0.1)%
Used vehicle retail sales	4.6%	4.0%	0.6%
Used vehicle wholesale sales	(4.8)%	(12.7)%	7.9%
Total used	3.8%	2.3%	1.5%
Parts and service sales	55.4%	56.7%	(1.2)%
Total gross margin	14.0%	12.8%	1.2%
Units sold:
Retail new vehicles sold (1)	14,591	7,675	6,916	90.1%
Retail used vehicles sold	17,638	9,461	8,177	86.4%
Wholesale used vehicles sold	5,139	2,996	2,143	71.5%
Total used	22,777	12,457	10,320	82.8%
Average sales price per unit sold:
New vehicle retail (1)	$45,597	$43,599	$1,997	4.6%	$1,478	1.2%
Used vehicle retail	$29,055	$28,461	$594	2.1%	$1,009	(1.5)%
Gross profit per unit sold:
New vehicle retail sales	$3,403	$3,656	$(253)	(6.9)%	$93	(9.5)%
Used vehicle retail sales	$1,345	$1,141	$204	17.9%	$49	13.6%
Used vehicle wholesale sales	$(433)	$(1,281)	$848	66.2%	$(7)	66.8%
Total used	$944	$559	$385	69.0%	$37	62.4%
F&I PRU	$926	$885	$41	4.7%	$31	1.1%
Other:
SG&A expenses	$168.2	$74.3	$93.9	126.4%	$5.5	118.9%
Adjusted SG&A expenses (2)	$166.7	$77.0	$89.7	116.5%	$5.3	109.6%
SG&A as % gross profit	91.8%	82.2%	9.6%
Adjusted SG&A as % gross profit (2)	91.0%	85.1%	5.8%
(1) Retail new vehicle units sold include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2024	2023	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,862.3	$1,341.0	$521.3	38.9%	$59.6	34.4%
Used vehicle retail sales	1,629.2	1,234.8	394.4	31.9%	49.9	27.9%
Used vehicle wholesale sales	138.6	127.1	11.5	9.1%	4.1	5.8%
Total used	1,767.8	1,361.9	405.9	29.8%	54.0	25.8%
Parts and service sales	438.3	289.0	149.3	51.7%	13.6	47.0%
F&I, net	93.0	67.6	25.4	37.6%	3.0	33.2%
Total revenues	$4,161.5	$3,059.5	$1,102.0	36.0%	$130.1	31.8%
Gross profit:
New vehicle retail sales	$146.0	$120.8	$25.2	20.9%	$4.7	16.9%
Used vehicle retail sales	80.8	60.2	20.6	34.3%	2.5	30.0%
Used vehicle wholesale sales	(7.8)	(6.3)	(1.5)	(23.4)%	(0.1)	(21.7)%
Total used	73.0	53.9	19.1	35.5%	2.4	31.0%
Parts and service sales	248.0	167.8	80.2	47.8%	7.7	43.2%
F&I, net	93.0	67.6	25.4	37.6%	3.0	33.2%
Total gross profit	$560.1	$410.1	$150.0	36.6%	$17.9	32.2%
Gross margin:
New vehicle retail sales	7.8%	9.0%	(1.2)%
Used vehicle retail sales	5.0%	4.9%	0.1%
Used vehicle wholesale sales	(5.6)%	(5.0)%	(0.7)%
Total used	4.1%	4.0%	0.2%
Parts and service sales	56.6%	58.1%	(1.5)%
Total gross margin	13.5%	13.4%	0.1%
Units sold:
Retail new vehicles sold (1)	46,015	32,757	13,258	40.5%
Retail used vehicles sold	56,717	42,039	14,678	34.9%
Wholesale used vehicles sold	15,377	12,307	3,070	24.9%
Total used	72,094	54,346	17,748	32.7%
Average sales price per unit sold:
New vehicle retail (1)	$43,765	$42,488	$1,277	3.0%	$1,401	(0.3)%
Used vehicle retail	$28,725	$29,373	$(648)	(2.2)%	$880	(5.2)%
Gross profit per unit sold:
New vehicle retail sales	$3,174	$3,689	$(515)	(14.0)%	$103	(16.8)%
Used vehicle retail sales	$1,425	$1,432	$(7)	(0.5)%	$45	(3.6)%
Used vehicle wholesale sales	$(508)	$(514)	$6	1.3%	$(7)	2.6%
Total used	$1,013	$991	$22	2.2%	$34	(1.2)%
F&I PRU	$906	$904	$2	0.2%	$29	(3.0)%
Other:
SG&A expenses	$475.2	$303.9	$171.3	56.4%	$14.6	51.5%
Adjusted SG&A expenses (2)	$464.7	$307.5	$157.2	51.1%	$14.2	46.5%
SG&A as % gross profit	84.8%	74.1%	10.7%
Adjusted SG&A as % gross profit (2)	83.0%	75.0%	8.0%
(1) Retail new vehicle units sold include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2024	2023	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,440.8	$2,256.2	$184.6	8.2%	$10.1	7.7%
Used vehicle retail sales	1,342.2	1,298.9	43.3	3.3%	9.0	2.6%
Used vehicle wholesale sales	101.5	99.2	2.3	2.3%	0.8	1.5%
Total used	1,443.7	1,398.2	45.5	3.3%	9.8	2.6%
Parts and service sales	576.4	529.6	46.8	8.8%	2.5	8.4%
F&I, net	201.9	182.0	19.9	10.9%	0.5	10.6%
Total revenues	$4,662.7	$4,366.0	$296.8	6.8%	$23.0	6.3%
Gross profit:
New vehicle retail sales	$165.1	$180.4	$(15.3)	(8.5)%	$0.6	(8.8)%
Used vehicle retail sales	64.4	62.2	2.2	3.5%	0.4	2.8%
Used vehicle wholesale sales	(0.9)	(4.3)	3.3	78.0%	—	78.7%
Total used	63.5	57.9	5.5	9.6%	0.4	8.9%
Parts and service sales	312.6	290.4	22.2	7.6%	1.4	7.2%
F&I, net	201.9	182.0	19.9	10.9%	0.5	10.6%
Total gross profit	$743.1	$710.8	$32.3	4.5%	$2.9	4.1%
Gross margin:
New vehicle retail sales	6.8%	8.0%	(1.2)%
Used vehicle retail sales	4.8%	4.8%	—%
Used vehicle wholesale sales	(0.9)%	(4.3)%	3.4%
Total used	4.4%	4.1%	0.3%
Parts and service sales	54.2%	54.8%	(0.6)%
Total gross margin	15.9%	16.3%	(0.3)%
Units sold:
Retail new vehicles sold (1)	47,354	44,693	2,661	6.0%
Retail used vehicles sold	44,926	43,407	1,519	3.5%
Wholesale used vehicles sold	11,742	10,860	882	8.1%
Total used	56,668	54,267	2,401	4.4%
Average sales price per unit sold:
New vehicle retail (1)	$52,072	$50,819	$1,253	2.5%	$215	2.0%
Used vehicle retail	$29,876	$29,925	$(49)	(0.2)%	$200	(0.8)%
Gross profit per unit sold:
New vehicle retail sales	$3,486	$4,037	$(551)	(13.6)%	$12	(13.9)%
Used vehicle retail sales	$1,434	$1,433	$—	—%	$10	(0.7)%
Used vehicle wholesale sales	$(80)	$(395)	$315	79.7%	$(2)	80.3%
Total used	$1,120	$1,067	$53	4.9%	$7	4.2%
F&I PRU	$2,188	$2,066	$122	5.9%	$6	5.6%
Other:
SG&A expenses	$499.3	$475.0	$24.2	5.1%	$2.6	4.6%
Adjusted SG&A expenses (2)	$497.9	$470.7	$27.2	5.8%	$2.5	5.2%
SG&A as % gross profit	67.2%	66.8%	0.4%
Adjusted SG&A as % gross profit (2)	67.0%	66.2%	0.8%
Operating margin %	4.0%	4.3%	(0.3)%
Adjusted operating margin % (2)	4.8%	5.0%	(0.2)%
(1) Retail new vehicle units sold include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2024	2023	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$8,785.0	$8,507.7	$277.4	3.3%	$40.8	2.8%
Used vehicle retail sales	5,454.4	5,499.0	(44.6)	(0.8)%	32.7	(1.4)%
Used vehicle wholesale sales	398.9	422.5	(23.6)	(5.6)%	2.7	(6.2)%
Total used	5,853.3	5,921.5	(68.2)	(1.2)%	35.4	(1.7)%
Parts and service sales	2,242.2	2,143.0	99.2	4.6%	8.6	4.2%
F&I, net	753.2	716.6	36.6	5.1%	1.9	4.8%
Total revenues	$17,633.7	$17,288.8	$344.9	2.0%	$86.6	1.5%
Gross profit:
New vehicle retail sales	$617.4	$745.3	$(127.9)	(17.2)%	$2.9	(17.6)%
Used vehicle retail sales	290.0	291.4	(1.4)	(0.5)%	1.6	(1.0)%
Used vehicle wholesale sales	(3.3)	(3.6)	0.3	7.8%	(0.1)	10.8%
Total used	286.7	287.8	(1.1)	(0.4)%	1.5	(0.9)%
Parts and service sales	1,222.0	1,169.8	52.2	4.5%	4.9	4.0%
F&I, net	753.2	716.6	36.6	5.1%	1.9	4.8%
Total gross profit	$2,879.3	$2,919.5	$(40.2)	(1.4)%	$11.2	(1.8)%
Gross margin:
New vehicle retail sales	7.0%	8.8%	(1.7)%
Used vehicle retail sales	5.3%	5.3%	—%
Used vehicle wholesale sales	(0.8)%	(0.9)%	—%
Total used	4.9%	4.9%	—%
Parts and service sales	54.5%	54.6%	(0.1)%
Total gross margin	16.3%	16.9%	(0.6)%
Units sold:
Retail new vehicles sold (1)	175,397	170,119	5,278	3.1%
Retail used vehicles sold	185,494	180,946	4,548	2.5%
Wholesale used vehicles sold	45,410	42,141	3,269	7.8%
Total used	230,904	223,087	7,817	3.5%
Average sales price per unit sold:
New vehicle retail (1)	$50,586	$50,368	$218	0.4%	$234	—%
Used vehicle retail	$29,405	$30,390	$(986)	(3.2)%	$176	(3.8)%
Gross profit per unit sold:
New vehicle retail sales	$3,520	$4,381	$(861)	(19.7)%	$17	(20.0)%
Used vehicle retail sales	$1,563	$1,611	$(47)	(2.9)%	$8	(3.5)%
Used vehicle wholesale sales	$(74)	$(86)	$12	14.4%	$(2)	17.3%
Total used	$1,242	$1,290	$(49)	(3.8)%	$6	(4.3)%
F&I PRU	$2,087	$2,041	$46	2.2%	$5	2.0%
Other:
SG&A expenses	$1,960.4	$1,873.6	$86.8	4.6%	$8.9	4.2%
Adjusted SG&A expenses (2)	$1,925.4	$1,863.1	$62.3	3.3%	$8.6	2.9%
SG&A as % gross profit	68.1%	64.2%	3.9%
Adjusted SG&A as % gross profit (2)	66.9%	63.8%	3.1%
Operating margin %	4.5%	5.4%	(0.9)%
Adjusted operating margin % (2)	4.9%	5.6%	(0.7)%
(1) Retail new vehicle units sold include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2024	2023	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$2,126.3	$1,934.4	$192.0	9.9%
Used vehicle retail sales	1,081.9	1,029.7	52.2	5.1%
Used vehicle wholesale sales	77.2	69.1	8.1	11.8%
Total used	1,159.1	1,098.8	60.4	5.5%
Parts and service sales	501.0	461.0	40.0	8.7%
F&I, net	186.1	166.8	19.3	11.5%
Total revenues	$3,972.6	$3,661.0	$311.6	8.5%
Gross profit:
New vehicle retail sales	$142.5	$152.4	$(9.9)	(6.5)%
Used vehicle retail sales	52.6	51.4	1.2	2.3%
Used vehicle wholesale sales	0.6	(0.5)	1.0	NM
Total used	53.2	51.0	2.2	4.3%
Parts and service sales	270.5	251.3	19.2	7.6%
F&I, net	186.1	166.8	19.3	11.5%
Total gross profit	$652.2	$621.5	$30.7	4.9%
Gross margin:
New vehicle retail sales	6.7%	7.9%	(1.2)%
Used vehicle retail sales	4.9%	5.0%	(0.1)%
Used vehicle wholesale sales	0.7%	(0.7)%	1.4%
Total used	4.6%	4.6%	(0.1)%
Parts and service sales	54.0%	54.5%	(0.5)%
Total gross margin	16.4%	17.0%	(0.6)%
Units sold:
Retail new vehicles sold	39,998	37,018	2,980	8.1%
Retail used vehicles sold	35,643	33,946	1,697	5.0%
Wholesale used vehicles sold	8,866	7,864	1,002	12.7%
Total used	44,509	41,810	2,699	6.5%
Average sales price per unit sold:
New vehicle retail	$53,161	$52,255	$906	1.7%
Used vehicle retail	$30,354	$30,333	$21	0.1%
Gross profit per unit sold:
New vehicle retail sales	$3,562	$4,116	$(554)	(13.5)%
Used vehicle retail sales	$1,475	$1,515	$(39)	(2.6)%
Used vehicle wholesale sales	$64	$(58)	$122	NM
Total used	$1,194	$1,219	$(25)	(2.0)%
F&I PRU	$2,460	$2,351	$109	4.6%
Other:
SG&A expenses	$419.8	$399.4	$20.4	5.1%
Adjusted SG&A expenses (1)	$419.8	$395.1	$24.7	6.3%
SG&A as % gross profit	64.4%	64.3%	0.1%
Adjusted SG&A as % gross profit (1)	64.4%	63.6%	0.8%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2024	2023	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$7,378.3	$7,166.7	$211.7	3.0%
Used vehicle retail sales	4,263.5	4,264.2	(0.7)	—%
Used vehicle wholesale sales	298.0	295.4	2.6	0.9%
Total used	4,561.5	4,559.6	1.9	—%
Parts and service sales	1,934.6	1,865.1	69.5	3.7%
F&I, net	685.8	649.0	36.8	5.7%
Total revenues	$14,560.2	$14,240.3	$319.8	2.2%
Gross profit:
New vehicle retail sales	$516.6	$624.5	$(107.9)	(17.3)%
Used vehicle retail sales	233.3	231.3	2.0	0.9%
Used vehicle wholesale sales	4.1	2.7	1.4	50.6%
Total used	237.4	234.0	3.4	1.5%
Parts and service sales	1,047.0	1,007.0	40.0	4.0%
F&I, net	685.8	649.0	36.8	5.7%
Total gross profit	$2,486.7	$2,514.4	$(27.7)	(1.1)%
Gross margin:
New vehicle retail sales	7.0%	8.7%	(1.7)%
Used vehicle retail sales	5.5%	5.4%	—%
Used vehicle wholesale sales	1.4%	0.9%	0.5%
Total used	5.2%	5.1%	0.1%
Parts and service sales	54.1%	54.0%	0.1%
Total gross margin	17.1%	17.7%	(0.6)%
Units sold:
Retail new vehicles sold	142,312	137,362	4,950	3.6%
Retail used vehicles sold	143,226	138,907	4,319	3.1%
Wholesale used vehicles sold	34,010	29,834	4,176	14.0%
Total used	177,236	168,741	8,495	5.0%
Average sales price per unit sold:
New vehicle retail	$51,846	$52,173	$(327)	(0.6)%
Used vehicle retail	$29,768	$30,698	$(931)	(3.0)%
Gross profit per unit sold:
New vehicle retail sales	$3,630	$4,546	$(916)	(20.2)%
Used vehicle retail sales	$1,629	$1,665	$(36)	(2.2)%
Used vehicle wholesale sales	$120	$91	$29	32.1%
Total used	$1,339	$1,386	$(47)	(3.4)%
F&I PRU	$2,402	$2,349	$52	2.2%
Other:
SG&A expenses	$1,636.5	$1,571.2	$65.3	4.2%
Adjusted SG&A expenses (1)	$1,611.9	$1,560.8	$51.1	3.3%
SG&A as % gross profit	65.8%	62.5%	3.3%
Adjusted SG&A as % gross profit (1)	64.8%	62.1%	2.7%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended December 31,
	2024	2023	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$314.4	$321.9	$(7.4)	(2.3)%	$10.1	(5.5)%
Used vehicle retail sales	260.3	269.3	(9.0)	(3.3)%	9.0	(6.7)%
Used vehicle wholesale sales	24.2	30.1	(5.9)	(19.6)%	0.8	(22.3)%
Total used	284.5	299.4	(14.9)	(5.0)%	9.8	(8.2)%
Parts and service sales	75.4	68.6	6.9	10.0%	2.5	6.3%
F&I, net	15.8	15.2	0.6	4.1%	0.5	0.6%
Total revenues	$690.2	$705.0	$(14.8)	(2.1)%	$23.0	(5.4)%
Gross profit:
New vehicle retail sales	$22.6	$28.1	$(5.4)	(19.4)%	$0.6	(21.4)%
Used vehicle retail sales	11.8	10.8	1.0	9.5%	0.4	5.5%
Used vehicle wholesale sales	(1.5)	(3.8)	2.3	60.5%	—	61.3%
Total used	10.3	7.0	3.4	48.1%	0.4	42.3%
Parts and service sales	42.2	39.1	3.0	7.7%	1.4	4.2%
F&I, net	15.8	15.2	0.6	4.1%	0.5	0.6%
Total gross profit	$90.9	$89.3	$1.6	1.7%	$2.9	(1.5)%
Gross margin:
New vehicle retail sales	7.2%	8.7%	(1.5)%
Used vehicle retail sales	4.5%	4.0%	0.5%
Used vehicle wholesale sales	(6.2)%	(12.7)%	6.5%
Total used	3.6%	2.3%	1.3%
Parts and service sales	55.9%	57.1%	(1.2)%
Total gross margin	13.2%	12.7%	0.5%
Units sold:
Retail new vehicles sold (1)	7,356	7,675	(319)	(4.2)%
Retail used vehicles sold	9,283	9,461	(178)	(1.9)%
Wholesale used vehicles sold	2,876	2,996	(120)	(4.0)%
Total used	12,159	12,457	(298)	(2.4)%
Average sales price per unit sold:
New vehicle retail (1)	$45,710	$43,599	$2,111	4.8%	$1,474	1.5%
Used vehicle retail	$28,041	$28,461	$(420)	(1.5)%	$970	(4.9)%
Gross profit per unit sold:
New vehicle retail sales	$3,076	$3,656	$(580)	(15.9)%	$77	(18.0)%
Used vehicle retail sales	$1,274	$1,141	$133	11.6%	$47	7.5%
Used vehicle wholesale sales	$(526)	$(1,281)	$754	58.9%	$(10)	59.7%
Total used	$848	$559	$289	51.8%	$34	45.8%
F&I PRU	$948	$884	$63	7.2%	$32	3.6%
Other:
SG&A expenses	$79.5	$75.6	$3.8	5.1%	$2.6	1.7%
Adjusted SG&A expenses (2)	$78.1	$75.6	$2.5	3.3%	$2.5	(0.1)%
SG&A as % gross profit	87.5%	84.7%	2.8%
Adjusted SG&A as % gross profit (2)	85.9%	84.7%	1.3%
(1) Retail new vehicle units sold include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Years Ended December 31,
	2024	2023	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,406.7	$1,341.0	$65.7	4.9%	$40.8	1.9%
Used vehicle retail sales	1,190.9	1,234.8	(43.9)	(3.6)%	32.7	(6.2)%
Used vehicle wholesale sales	100.9	127.1	(26.2)	(20.6)%	2.7	(22.7)%
Total used	1,291.8	1,361.9	(70.1)	(5.1)%	35.4	(7.7)%
Parts and service sales	307.7	278.0	29.7	10.7%	8.6	7.6%
F&I, net	67.4	67.6	(0.2)	(0.3)%	1.9	(3.1)%
Total revenues	$3,073.6	$3,048.5	$25.1	0.8%	$86.6	(2.0)%
Gross profit:
New vehicle retail sales	$100.8	$120.8	$(20.0)	(16.6)%	$2.9	(19.0)%
Used vehicle retail sales	56.7	60.2	(3.5)	(5.8)%	1.6	(8.4)%
Used vehicle wholesale sales	(7.4)	(6.3)	(1.1)	(17.1)%	(0.1)	(15.4)%
Total used	49.3	53.9	(4.6)	(8.4)%	1.5	(11.2)%
Parts and service sales	175.0	162.8	12.2	7.5%	4.9	4.5%
F&I, net	67.4	67.6	(0.2)	(0.3)%	1.9	(3.1)%
Total gross profit	$392.6	$405.1	$(12.5)	(3.1)%	$11.2	(5.8)%
Gross margin:
New vehicle retail sales	7.2%	9.0%	(1.8)%
Used vehicle retail sales	4.8%	4.9%	(0.1)%
Used vehicle wholesale sales	(7.3)%	(5.0)%	(2.4)%
Total used	3.8%	4.0%	(0.1)%
Parts and service sales	56.9%	58.6%	(1.7)%
Total gross margin	12.8%	13.3%	(0.5)%
Units sold:
Retail new vehicles sold (1)	33,085	32,757	328	1.0%
Retail used vehicles sold	42,268	42,039	229	0.5%
Wholesale used vehicles sold	11,400	12,307	(907)	(7.4)%
Total used	53,668	54,346	(678)	(1.2)%
Average sales price per unit sold:
New vehicle retail (1)	$44,849	$42,488	$2,361	5.6%	$1,301	2.5%
Used vehicle retail	$28,175	$29,373	$(1,199)	(4.1)%	$774	(6.7)%
Gross profit per unit sold:
New vehicle retail sales	$3,047	$3,689	$(641)	(17.4)%	$88	(19.8)%
Used vehicle retail sales	$1,342	$1,432	$(90)	(6.3)%	$37	(8.9)%
Used vehicle wholesale sales	$(650)	$(514)	$(136)	(26.5)%	$(10)	(24.6)%
Total used	$919	$991	$(72)	(7.3)%	$27	(10.0)%
F&I PRU	$895	$904	$(9)	(1.0)%	$26	(3.8)%
Other:
SG&A expenses	$323.9	$302.3	$21.6	7.1%	$8.9	4.2%
Adjusted SG&A expenses (2)	$313.5	$302.3	$11.2	3.7%	$8.6	0.9%
SG&A as % gross profit	82.5%	74.6%	7.9%
Adjusted SG&A as % gross profit (2)	79.9%	74.6%	5.2%
(1) Retail new vehicle units sold include new vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$614.3	$0.4	$3.4	$—	$(1.7)	$(0.1)	$—	$616.3
Depreciation and amortization expense	$31.5	$—	$—	$—	$—	$—	$(1.8)	$29.7
Asset impairments	$33.0	$—	$—	$—	$—	$—	$(33.0)	$—
Restructuring charges	$16.7	$—	$—	$(16.7)	$—	$—	$—	$—
Income (loss) from operations	$193.7	$(0.4)	$(3.4)	$16.7	$1.7	$0.1	$34.8	$243.2

Income (loss) before income taxes	$122.6	$(0.4)	$(3.4)	$16.7	$1.7	$0.1	$34.8	$172.1
Less: Provision (benefit) for income taxes	28.0	(0.1)	(2.2)	4.2	—	—	8.3	38.2
Net income (loss) from continuing operations	94.6	(0.3)	(1.1)	12.5	1.7	0.1	26.5	133.9
Less: Earnings allocated to participating securities	1.9	—	—	0.2	—	—	0.5	2.6
Net income (loss) from continuing operations available to diluted common shares	$92.7	$(0.3)	$(1.1)	$12.3	$1.7	$0.1	$25.9	$131.3

Diluted earnings (loss) per common share from continuing operations	$7.08	$(0.02)	$(0.08)	$0.94	$0.13	$0.01	$1.98	$10.02

Effective tax rate	22.9%							22.2%

SG&A as % gross profit (1)	69.9%							70.1%
Operating margin (2)	3.6%							4.2%
Pretax margin (3)	2.2%							3.1%

Same Store SG&A expenses	$499.3	$0.4	$—	$—	$(1.7)	$(0.1)	$—	$497.9
Same Store SG&A as % gross profit (1)	67.2%							67.0%

Same Store income (loss) from operations	$195.4	$(0.4)	$—	$—	$1.7	$0.1	$34.8	$231.6
Same Store operating margin (2)	4.0%							4.8%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.2	$—	$0.2
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.2	$—	$0.2

Net income	$94.8	$39.3	$134.1
Less: Earnings allocated to participating securities	1.9	0.8	2.7
Net income available to diluted common shares	$92.9	$38.6	$131.5

Diluted earnings per common share from discontinued operations	$0.02	$—	$0.02
Diluted earnings per common share from continuing operations	7.08	2.94	10.02
Diluted earnings per common share	$7.09	$2.94	$10.04
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31, 2023
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition Costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$487.4	$(2.0)	$2.6	$(0.6)	$(1.7)	$—	$485.7
Depreciation and amortization expense	$23.4	$—	$—	$—	$—	$(0.3)	$23.1
Asset impairments	$25.1	$—	$—	$—	$—	$(25.1)	$—
Income (loss) from operations	$194.7	$2.0	$(2.6)	$0.6	$1.7	$25.4	$221.9

Income (loss) before income taxes	$145.4	$2.0	$(2.6)	$0.6	$1.7	$25.4	$172.6
Less: Provision (benefit) for income taxes	36.6	0.5	(2.6)	0.2	0.4	6.3	41.4
Net income from continuing operations	108.8	1.5	—	0.5	1.3	19.1	131.2
Less: Earnings allocated to participating securities	2.6	—	—	—	—	0.5	3.1
Net income from continuing operations available to diluted common shares	$106.2	$1.4	$—	$0.5	$1.3	$18.7	$128.1

Diluted earnings per common share from continuing operations	$7.87	$0.11	$—	$0.03	$0.09	$1.39	$9.50

Effective tax rate	25.2%						24.0%

SG&A as % gross profit (1)	66.7%						66.5%
Operating margin (2)	4.3%						5.0%
Pretax margin (3)	3.2%						3.9%

Same Store SG&A expenses	$475.0	$(2.0)	$—	$(0.6)	$(1.7)	$—	$470.7
Same Store SG&A as % gross profit (1)	66.8%						66.2%

Same Store income from operations	$188.0	$2.0	$—	$0.6	$1.7	$25.4	$217.8
Same Store operating margin (2)	4.3%						5.0%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net loss from discontinued operations	$—	$—	$—
Less: Loss allocated to participating securities	—	—	—
Net loss from discontinued operations available to diluted common shares	$—	$—	$—

Net income	$108.8	$22.4	$131.2
Less: Earnings allocated to participating securities	2.6	0.5	3.1
Net income available to diluted common shares	$106.2	$21.9	$128.1

Diluted loss per common share from discontinued operations	$—	$—	$—
Diluted earnings per common share from continuing operations	7.87	1.62	9.50
Diluted earnings per common share	$7.87	$1.62	$9.49
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense and asset impairment charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense and asset impairment charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Years Ended December 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$2,179.2	$(9.4)	$56.3	$(1.0)	$—	$(21.0)	$(3.6)	$—	$2,200.5
Depreciation and amortization expense	$113.1	$—	$—	$—	$—	$—	$—	$(7.3)	$105.8
Asset impairments	$33.0	$—	$—	$—	$—	$—	$—	$(33.0)	$—
Restructuring charges	$16.7	$—	$—	$—	$(16.7)	$—	$—	$—	$—
Income (loss) from operations	$909.1	$9.4	$(56.3)	$1.0	$16.7	$21.0	$3.6	$40.3	$944.8

Income (loss) before income taxes	$658.5	$9.4	$(56.3)	$1.0	$16.7	$21.0	$3.6	$40.3	$694.2
Less: Provision (benefit) for income taxes	161.5	2.2	(16.4)	0.2	4.2	1.3	0.9	9.7	163.5
Net income (loss) from continuing operations	497.0	7.1	(39.9)	0.7	12.5	19.8	2.8	30.6	530.6
Less: Earnings (loss) allocated to participating securities	10.4	0.1	(0.8)	—	0.3	0.4	0.1	0.6	11.1
Net income (loss) from continuing operations available to diluted common shares	$486.5	$7.0	$(39.0)	$0.7	$12.2	$19.4	$2.7	$30.0	$519.5

Diluted earnings (loss) per common share from continuing operations	$36.72	$0.53	$(2.94)	$0.05	$0.92	$1.46	$0.20	$2.26	$39.21

Effective tax rate	24.5%								23.6%

SG&A as % gross profit (1)	67.2%								67.9%
Operating margin (2)	4.6%								4.7%
Pretax margin (3)	3.3%								3.5%

Same Store SG&A expenses	$1,960.4	$(9.4)	$—	$(1.0)	$—	$(21.0)	$(3.6)	$—	$1,925.4
Same Store SG&A as % gross profit (1)	68.1%								66.9%

Same Store income from operations	$796.4	$9.4	$—	$1.0	$—	$21.0	$3.6	$40.3	$871.7
Same Store operating margin (2)	4.5%								4.9%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$1.2	$—	$1.2
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$1.2	$—	$1.2

Net income	$498.1	$33.7	$531.8
Less: Earnings allocated to participating securities	10.5	0.7	11.2
Net income available to diluted common shares	$487.7	$33.0	$520.6

Diluted earnings per common share from discontinued operations	$0.09	$—	$0.09
Diluted earnings per common share from continuing operations	36.72	2.49	39.21
Diluted earnings per common share	$36.81	$2.49	$39.29
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Years Ended December 31, 2023
	U.S. GAAP	Non-cash gain on interest rate swaps	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$1,926.8	$—	$(3.4)	$22.0	$(0.9)	$(6.1)	$—	$1,938.4
Depreciation and amortization expense	$92.0	$—	$—	$—	$—	$—	$(1.2)	$90.8
Asset impairments	$32.9	$—	$—	$—	$—	$—	$(32.9)	$—
Income (loss) from operations	$968.6	$—	$3.4	$(22.0)	$0.9	$6.1	$34.0	$991.1
Other interest expense, net	$99.8	$4.0	$—	$—	$—	$—	$—	$103.8

Income (loss) before income taxes	$800.2	$(4.0)	$3.4	$(21.9)	$0.9	$6.1	$34.0	$818.7
Less: Provision (benefit) for income taxes	198.2	(0.9)	0.8	(12.8)	0.2	1.5	8.4	195.4
Net income (loss) from continuing operations	602.0	(3.1)	2.6	(9.1)	0.7	4.6	25.6	623.3
Less: Earnings (loss) allocated to participating securities	14.8	(0.1)	0.1	(0.2)	—	0.1	0.6	15.3
Net income (loss) from continuing operations available to diluted common shares	$587.2	$(3.0)	$2.5	$(8.9)	$0.7	$4.5	$25.0	$608.0

Diluted earnings (loss) per common share from continuing operations	$42.75	$(0.22)	$0.18	$(0.65)	$0.05	$0.33	$1.82	$44.27

Effective tax rate	24.8%							23.9%

SG&A as % gross profit (1)	63.8%							64.2%
Operating margin (2)	5.4%							5.5%
Pretax margin (3)	4.5%							4.6%

Same Store SG&A expenses	$1,873.6	$—	$(3.4)	$—	$(0.9)	$(6.1)	$—	$1,863.1
Same Store SG&A as % gross profit (1)	64.2%							63.8%

Same Store income from operations	$925.6	$—	$3.4	$—	$0.9	$6.1	$34.0	$970.1
Same Store operating margin (2)	5.4%							5.6%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net loss from discontinued operations	$(0.4)	$—	$(0.4)
Less: Loss allocated to participating securities	—	—	—
Net loss from discontinued operations available to diluted common shares	$(0.4)	$—	$(0.4)

Net income	$601.6	$21.3	$622.9
Less: Earnings allocated to participating securities	14.8	0.5	15.3
Net income available to diluted common shares	$586.9	$20.8	$607.6

Diluted loss per common share from discontinued operations	$(0.03)	$—	$(0.03)
Diluted earnings per common share from continuing operations	42.75	1.51	44.27
Diluted earnings per common share	$42.73	$1.51	$44.24
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense and asset impairment charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and a non-cash gain on interest rate swaps.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.S.
(Unaudited)
(In millions)

	Three Months Ended December 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$446.1	$0.4	$3.5	$(0.4)	$(0.1)	$449.5
SG&A as % gross profit (1)	64.1%					64.6%

Same Store SG&A expenses	$419.8	$0.4	$—	$(0.4)	$(0.1)	$419.8
Same Store SG&A as % gross profit (1)	64.4%					64.4%

	Three Months Ended December 31, 2023
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$413.1	$(2.0)	$(0.1)	$(0.6)	$(1.7)	$408.7
SG&A as % gross profit (1)	64.5%					63.8%

Same Store SG&A expenses	$399.4	$(2.0)	$—	$(0.6)	$(1.7)	$395.1
Same Store SG&A as % gross profit (1)	64.3%					63.6%

	Years Ended December 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$1,704.0	$(9.4)	$56.4	$(11.6)	$(3.6)	$1,735.8
SG&A as % gross profit (1)	63.6%					64.7%

Same Store SG&A expenses	$1,636.5	$(9.4)	$—	$(11.6)	$(3.6)	$1,611.9
Same Store SG&A as % gross profit (1)	65.8%					64.8%

	Years Ended December 31, 2023
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$1,622.9	$(3.4)	$18.3	$(0.9)	$(6.1)	$1,630.8
SG&A as % gross profit (1)	62.2%					62.5%

Same Store SG&A expenses	$1,571.2	$(3.4)	$—	$(0.9)	$(6.1)	$1,560.8
Same Store SG&A as % gross profit (1)	62.5%					62.1%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.K.
(Unaudited)
(In millions)

	Three Months Ended December 31, 2024
	U.S. GAAP	Dealership and real estate transactions	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$168.2	$(0.1)	$(1.4)	$166.7
SG&A as % gross profit (1)	91.8%			91.0%

Same Store SG&A expenses	$79.5	$—	$(1.4)	$78.1
Same Store SG&A as % gross profit (1)	87.5%			85.9%

	Three Months Ended December 31, 2023
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP Adjusted
SG&A expenses	$74.3	$2.7	$77.0
SG&A as % gross profit (1)	82.2%		85.1%

	Years Ended December 31, 2024
	U.S. GAAP	Dealership and real estate transactions	Severance costs	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$475.2	$(0.1)	$(1.0)	$(9.4)	$464.7
SG&A as % gross profit (1)	84.8%				83.0%

Same Store SG&A expenses	$323.9	$—	$(1.0)	$(9.4)	$313.5
Same Store SG&A as % gross profit (1)	82.5%				79.9%

	Years Ended December 31, 2023
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP Adjusted
SG&A expenses	$303.9	$3.6	$307.5
SG&A as % gross profit (1)	74.1%		75.0%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.